CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (333-115675) of Chiquita Brands International, Inc. of our report dated June 27, 2014 relating to the financial statements of the Chiquita Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, NC
June 27, 2014